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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Denali Incorporated 1997 Incentive Stock Option Plan of our reports dated August 27, 1997, except for Notes 7 and 18 as to which the date is November 3, 1997, with respect to the consolidated financial statements and schedule of Denali Incorporated, dated September 12, 1997 with respect to the financial statements of Hoover Containment Systems, Inc., dated September 22, 1997 with respect to the financial statements of Ershigs, Inc., and dated September 9, 1997 with respect to the financial statements of GL & V/LaValley Construction, Inc. included in the Company's Registration Statement (No. 333-36857) on Form S-1 and related Prospectus dated November 20, 1997, as filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP



Houston, Texas
May 1, 1998